SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2006
GENVEC, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24469	23-2705690

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
65 West Watkins Mill Road
Gaithersburg, MD

(Address of principal executive offices)
20878

(Zip code)
(240) 632 0740

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On September 29, 2006, GenVec, Inc. (the “Company”) entered into an agreement with the National Institute of Allergy and Infectious Diseases (“NIAID”) of the National Institutes of Health. The agreement provides up to $52 million over five years, comprised of an initial $7 million commitment expected to be realized during FY 2007 and an additional $45 million if NIAID exercises its annual renewal options. Under the agreement, the Company will support the transfer of its manufacturing and purification processes to the Dale and Betty Bumper Vaccine Research Center’s (VRC) Vaccine Pilot Plant to further clinical development of an HIV vaccine, including development of a larger-scale manufacturing and product-release process necessary for further, clinical grade HIV vaccine production. GenVec will also receive funding for the continued development of next-generation HIV vaccine candidates.
     In connection with the agreement, the Company will grant NIAID a non-exclusive research license for the Company’s proprietary adenovector, production cell line, manufacturing process and formulation technologies for HIV vaccines. A copy of the Company’s press release regarding this agreement is filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.1	Press Release dated October 5, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.
/s/Paul H. Fischer
Paul H. Fischer, Ph.D.
President and Chief Executive Officer

Date: October 5, 2006

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